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EXHIBIT 15

Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80231
Michael B. Johnson C.P.A.                              Telephone: (303) 796-0099
Member: A.I.C.P.A.                                           Fax: (303) 796-0137
Colorado Society of C.P.A.s

November 14, 2002

                                LETTER OF CONSENT
                   RE: UNAUDITED INTERIM FINANCIAL INFORMATION

We hereby consent to the incorporation of our report as of June 30, 2002 relating to the audited financial statements of Time Lending, California Inc. that are included in the registration statement on Form SB2 For the year ended June 30, 2002 and dated September 5, 2002. We also consent to the incorporation of our unaudited interim reports for September 30, 2002.

/s/ MICHAEL  JOHNSON & CO. LLC

Michael B. Johnson, CPA